Additional Shareholder Information (unaudited)


Results of a Special Meeting of
Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against, and authority withheld as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect Board Members and and (2) Revise Fundamental Investment
Policies.

Proposal 1: Elect Board
Members

     Item Voted On         Votes For      Authority
                                          Withheld      Abstention
                                                            s


Nominees:
 Paul R. Ades            196,058,679.7   5,172,629.280       0.000
                                    56
 Andrew L. Breech        196,141,192.2   5,090,116.828       0.000
                                    08
 Dwight B. Crane         195,969,518.1   5,261,790.855       0.000
                                    81
 Robert M. Frayn, Jr.    195,862,116.9   5,369,192.106       0.000
                                    30
 Frank G. Hubbard        196,052,095.1   5,179,213.850       0.000
                                    86
 Howard J. Johnson       195,987,868.4   5,243,440.584       0.000
                                    52
 David E. Maryatt        195,968,957.6   5,262,351.420       0.000
                                    16
 Jerome H. Miller        196,006,770.0   5,224,538.998       0.000
                                    38
 Ken Miller              196,030,638.5   5,200,670.513       0.000
                                    23
 John J. Murphy          196,009,971.8   5,221,337.217       0.000
                                    19
 Thomas F. Schlafly      196,014,643.3   5,216,665.681       0.000
                                    55
 Jerry A. Viscione       196,055,807.5   5,175,501.521       0.000
                                    15
 R. Jay Gerken           195,973,513.1   5,257,795.919       0.000
                                    17


Proposal 2: Revise Fundamental
Investment Policies

                                                                      Broker
     Items Voted On        Votes For    Votes Against               Non-Votes
                                                        Abstention
                                                            s
 Borrowing Money         184,234,659.5   5,082,993.491  4,486,003.  7,427,652.
                                    57                         988         000
 Underwriting            184,648,738.6   4,606,140.468  4,548,777.  7,427,652.
                                    91                         877         000
 Lending                 184,452,113.4   5,009,226.827  4,342,316.  7,427,652.
                                    71                         738         000
 Issuing Senior          184,712,053.2   4,674,284.811  4,417,318.  7,427,652.
 Securities                         29                         996         000
 Real Estate             184,948,003.8   4,472,934.105  4,382,719.  7,427,652.
                                    18                         113         000
 Commodities             184,566,016.5   4,851,818.903  4,385,821.  7,427,652.
                                    77                         556         000
 Concentration           184,708,735.0   4,633,352.858  4,461,569.  7,427,652.
                                    70                         108         000
 Diversification         184,545,476.0   4,947,006.118  4,311,174.  7,427,652.
                                    77                         841         000
 Non-Fundamental         183,624,667.2   5,774,101.889  4,404,887.  7,427,652.
                                    77                         870         000